SHP ETF Trust 485BPOS

Exhibit (i)

SHP ETF Trust

June 23, 2023

SHP ETF Trust

14785 Preston Road, Suite 1000
Dallas, TX 75254

Dear Board Members:

A legal opinion (the “Legal Opinion”) that we prepared with respect to the Registrant was filed with the Securities and Exchange Commission as Exhibit (i) to Post-Effective Amendment No. 29 to the SHP ETF Trust’s Registration Statement on Form N-1A (File Nos. 333-253997 and 811-23645), via EDGAR Accession No. 0001839882-23-007394 on March 24, 2023.

We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 37 under the Securities Act of 1933 (the “Amendment”) and consent to all references to us in the Amendment.

Very truly yours,

/s/ Thompson Hine LLP

THOMPSON HINE LLP